UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Whitestone REIT

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Whitestone REIT (“Whitestone”) sent the following letter to its employees on April 9, 2026.

Dear Whitestone Team,

I am writing to follow up on the communication issued on April 9, 2026 regarding a transaction involving Whitestone (“WSR”, “Whitestone” or the “Company”) and our agreement to be acquired by real estate funds affiliated with Ares Management Corporation (“Ares Real Estate funds”). The purpose of this note is to summarize what has been shared to date, outline the next steps, and clarify what you should expect in the near term as we continue to operate the business following this exciting announcement.

We have built our reputation on strong tenant relationships, high service standards, and operating with integrity and professionalism. Most importantly, this work is delivered by a high-performing team that takes pride in doing the right thing, supporting one another, and serving our tenants and communities every day. Those priorities remain unchanged as we move through this process.

What this means for you right now: There are no immediate changes to your current role, reporting relationship, work location, compensation, or benefits because of this announcement. Our expectation is business as usual—please stay focused on serving our tenants, operating safely, and maintaining our service standards. If anything changes, you will hear it directly from Whitestone leadership.

On April 9, 2026, WSR announced that it has entered into a definitive merger agreement pursuant to which Ares Real Estate funds will acquire all outstanding Whitestone common shares and operating partnership units for $19.00 per share or unit in an all-cash transaction. This represents an enterprise value of approximately $1.7 billion, including debt.

The transaction was unanimously approved by the WSR Board of Trustees, who strongly believe this step is in the best interests of the Company and its shareholders.

We recognize that changes like this can create uncertainty. Please know that our focus remains on running the business safely, ethically, and effectively, and on supporting our teams through this process.

The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including approval by the Company’s shareholders. Until then, our expectations are straightforward:

•	Business as usual: Continue focusing on our tenants, properties, safety, and service standards.

•

Confidentiality and communications: Do not speculate or share non-public information externally, including on social media. Do not forward Company communications outside the company. Please direct external inquiries to David Mordy, Director of Investor Relations at Dmordy@whitestonereit.com and internal questions to HR@whitestonereit.com.

•	No immediate changes: There are no immediate changes to your role, reporting relationship, work location, compensation, or benefits as a result of this announcement.

•

External inquiry script: If a tenant, vendor, investor, or media contact asks you about this, please use: “I’m not able to comment, but you can direct questions to David Mordy, Director of Investor Relations at Dmordy@whitestonereit.com”.

•

How and when we will communicate: We will provide updates and key milestones as early as practicable, and consistent with applicable laws and our obligations. Please avoid relying on rumors or speculation; if there is no update to share, that does not necessarily mean anything has changed.

•

Where to go with questions: For role-specific questions, start with your manager. For personal or confidential questions, contact HR@Whitestonereit.com. If you need additional support, resources may be available through EAP and employee resources; see attached list.

•

Retention/Compensation/Severance: At this time, there is no additional information to share. As we work through the integration planning process, we will communicate relevant updates directly and in writing.

•	Leadership and continuity: WSR’s leadership team will continue to lead day-to-day operations during this process.

Thank you for your continued dedication and professionalism. Your work is essential to our success, and we appreciate your focus and support as we work through this process.

Sincerely,

Dave Holeman

CEO

Frequently Asked Questions (FAQ)

1)	Is my job changing right now?

No. There are no immediate changes to your role, reporting line, work location, compensation, or benefits as a result of this announcement.

2)	Does this mean layoffs are coming?

We cannot speculate about future staffing decisions. As we have noted, notwithstanding this announcement, for all of us at WSR it is business as usual while this transaction is pending. We will communicate applicable developments directly, as early as practicable, and consistent with applicable laws and our obligations.

3)	When will the transaction close?

Although we have announced our entry into the merger agreement, the transaction is not yet complete. It is expected to close in the third quarter of 2026, subject to customary closing conditions, including the approval of the Company’s shareholders. There can be no assurance that the transaction will in fact be consummated.

4)	How will I be kept informed?

We will share updates with employees as material milestones occur. Please avoid relying on rumors or speculation.

5)	Who can answer my questions?

For role-specific questions, contact your manager. For personal or confidential questions, contact HR@whitestonereit.com. For external inquiries, contact Dmordy@whitestonereit.com.

6)	What should I say if a tenant, vendor, investor, or media contact asks me about this?

Please do not comment. You can say: “I’m not able to comment, but you can direct questions to Dmordy@whitestonereit.com”.

7)	Can I discuss this outside of work or on social media?

No. Do not share non-public information externally, including on social media.

8)	If my position is eliminated as a result of this transaction, will severance pay be offered?

The Company has adopted a Change in Control Severance Policy. More information to follow.

9)	If my position is eliminated as a result of this transaction, what will happen to my medical benefits?

The Company has adopted a Change in Control Severance Policy. More information to follow.

10)	If my position is eliminated as a result of this transaction, what will happen to my 401(k)?

Any vested amounts in the 401(k) plan belong to the employee and cannot be lost or forfeited as a result of this transaction. We are still working out the details of how the plans will be administered going forward.

11)	What will happen to my Whitestone REIT stock?

For employees who have unvested equity compensation:

•

each of the outstanding restricted common share unit awards subject to time-based vesting will fully vest and be paid to the employee in cash based on a $19 per share price immediately prior to the closing of the merger; and

•

each outstanding TSR performance share unit award will fully vest at the higher of 100% or the level of performance attainment through the closing of the merger and be paid to the employee in cash based on a $19 per share price.

For employees who own WSR Shares:

•	you will receive $19 in cash for each share on the merger close date.

Upon completion of the transaction, Whitestone will become a private company and shares of Whitestone’s common stock will be de-registered under the Securities Exchange Act of 1934, as amended, and no longer trade on the NYSE.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, which are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry and assumptions made by management regarding the transactions described in this communication. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this release include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the Company’s shareholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, including relationships with tenants and suppliers, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction or otherwise; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation or other proceedings relating to the transaction that could be instituted against Ares Management, the Company or their or their affiliates’ respective directors, managers or officers, including the costs of such proceedings and the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors, and their potential to disrupt or delay the closing of the transaction; (xiii) the possible failure of the Company maintain its qualification as a REIT and the risk of changes in laws affecting REITs, and (xiv) other risks described in the Company’s filings with the U.S Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2026 and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. There can be no assurance that the transaction will be consummated. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or review any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

Important Information And Where To Find It

This press release does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of the Company by Ares. In connection with the transaction, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. The Company also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proposals for consideration by the Company’s shareholders regarding the transaction will be made solely through the definitive proxy statement. The definitive proxy statement (if and when it becomes available) will be mailed to shareholders of the Company. Investors and shareholders may also obtain free copies of the proxy statement and other documents that are filed or will be filed by the Company with the SEC (in each case if and when they become available) from the SEC’s website (www.sec.gov), or from the Company’s investor relations website.

Participants In The Solicitation

The Company and its trustees, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the transaction. Information regarding the Company’s trustees and officers and their respective interests in the Company by security holdings or otherwise is available in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, (ii) the Company’s definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of shareholders, which was filed with the SEC on April 4, 2025, and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Whitestone sent the following communication to its tenants on April 9, 2026.

April 9, 2026

Dear Whitestone REIT Tenant,

Whitestone places a very high value on the relationships we have with our tenants and the communities we serve. We are grateful for the trust you place in us every day.

Today we are sharing some important news regarding our future. Our Board of Trustees has unanimously agreed to enter into a definitive agreement for Whitestone to be acquired by Ares Real Estate funds. We believe this transition will enable continued investment in our properties and key support for our tenants and the communities we serve.

Today’s announcement does not change your relationship with Whitestone. It remains business as usual. Your point of contact and property management team remain the same, and we do not expect any changes to existing leases or lease terms as a result of this transaction. Ares Real Estate is a leading global real estate manager with decades of experience and shares Whitestone’s ongoing commitment to maintaining our properties at high standards of quality for our tenants and community members.

We expect this transaction to close in the third quarter of 2026, subject to customary closing conditions, including approval by Whitestone REIT shareholders. Until then, Whitestone will continue operating as a publicly traded, independent company.

We look forward to continuing to support your business and the communities we serve.

If you have any questions, please reach out to your usual Whitestone property manager.

Sincerely,

Dave Holeman

Whitestone REIT CEO

Christine Mastandrea

Whitestone REIT President and COO

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws, which are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry and assumptions made by management regarding the transactions described in this communication. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this communication include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the Company’s shareholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, including relationships with tenants and suppliers, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction or otherwise; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation or other proceedings relating to the transaction that could be instituted against Ares Management, the Company or their or their affiliates’ respective directors, managers or officers, including the costs of such proceedings and the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors, and their potential to disrupt or delay the closing of the transaction; (xiii) the possible failure of the Company maintain its qualification as a REIT and the risk of changes in laws affecting REITs; and (xiv) other risks described in the Company’s filings with the U.S Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2026 and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. There can be no assurance that the transaction will be consummated. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or review any forward-looking statements except as required by law, whether as a result of new information, future events or otherwise.

Important Information And Where To Find It

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of the Company by Ares. In connection with the transaction, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. The Company also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proposals for consideration by the Company’s shareholders regarding the transaction will be made solely through the definitive proxy statement. The definitive proxy statement (if and when it becomes available) will be mailed to shareholders of the Company. Investors and shareholders may also obtain free copies of the proxy statement and other documents that are filed or will be filed by the Company with the SEC (in each case if and when they become available) from the SEC’s website (www.sec.gov), or from the Company’s investor relations website.

Participants In The Solicitation

The Company and its trustees, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the transaction. Information regarding the Company’s trustees and officers and their respective interests in the Company by security holdings or otherwise is available in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, (ii) the Company’s definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of shareholders, which was filed with the SEC on April 4, 2025, and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.